1N Y S E : V Y X Q2 2025 Earnings Report August 7, 2025

2NYSE :VYX SPIN-OFF INFORMATION. On October 16, 2023, NCR Voyix completed the spin-off of NCR Atleos Corporation (“NCR Atleos”) as an independent, publicly traded company. The historical financial results of NCR Atleos are reflected as discontinued operations in NCR Voyix’s consolidated financial statements for periods prior to the completion of the spin-off. Accordingly, the financial information included in this presentation and the associated remarks has been recast to reflect the treatment of NCR Atleos as discontinued operations. However, certain costs historically allocated to NCR Atleos do not meet the definition of expenses related to discontinued operations for purposes of GAAP requirements regarding the reporting of discontinued operations. These costs have been included in NCR Voyix’s results from continuing operations, even though NCR Voyix is not expected to incur any additional such costs following completion of the spin-off, and primarily include costs of services and selling, general and administrative expenses. In addition, NCR Voyix was not able to cease all NCR Atleos-related operations in all foreign countries simultaneously with the spin-off. As a result, some of these transfers occurred during the fourth quarter of fiscal 2023 and the first and second quarters of fiscal 2024 and the first quarter of 2025. As of March 31, 2025, all historical results have been presented as discontinued operations and financial results for prior periods have been recast for discontinued operations. Each of these transfers from continuing operations impacted NCR Voyix’s segment and consolidated results as we retrospectively recasted historical financial information for additional operations that became categorized as discontinued operations. As a result of discontinued operations treatment and post-2023 transfers, NCR Voyix’s GAAP and non-GAAP combined segment results, segment results and consolidated results in this release may not be comparable with results and estimates previously reported. SALE OF DIGITAL BANKING. On September 30, 2024, NCR Voyix completed the sale of its Digital Banking segment businesses pursuant to a definitive purchase agreement with an affiliate of The Veritas Capital Fund VIII, L.P. ("Buyer"), dated as of August 6, 2024. The purchase price for the transaction was $2.45 billion in cash, subject to a post-closing adjustment, as well as contingent consideration of up to an additional $100 million in cash upon the achievement of a specified return on the Buyer's invested capital at the time of any future sale. The accounting requirements for reporting the Digital Banking Sale as a discontinued operation were met when the definitive agreement was signed. Accordingly, the financial results for Digital Banking for historic periods have been presented as net income (loss) from discontinued operations, net of tax in our financial statements. Notes to Investors

3NYSE :VYX Notes to Investors NON-GAAP MEASURES. While the Company reports its results in accordance with generally accepted accounting principles in the United States, or GAAP, comments made during this presentation and in the associated remarks will include or make reference to certain “non-GAAP” measures, including selected measures such as adjusted EBITDA, adjusted EBITDA margin, adjusted free cash flow-unrestricted, non-GAAP diluted earnings per share, net debt, and adjusted net leverage ratio. These measures are included to provide additional useful information regarding the Company’s financial results and are not a substitute for their comparable GAAP measures. NCR Voyix’s definitions and calculations of these non-GAAP measures may differ from similarly-titled measures reported by other companies and cannot, therefore, be compared with similarly-titled measures of other companies. These non-GAAP measures should not be considered as substitutes for, or superior to, results determined in accordance with GAAP. Explanations of these non-GAAP measures, as well as a statement of usefulness and purpose of each such measure are included in the appendix of this presentation. These presentation materials and the associated remarks made during this presentation are integrally related and are intended to be presented and understood together. GUIDANCE INFORMATION. The Company’s 2025 outlook assumes gross hardware recognition for the full-year 2025. Upon fully implementing the Company’s hardware business transition with Ennoconn later this year, the Company’s outlook will be updated to reflect its net hardware commission revenue. At this time, the Company's outlook considers the current estimated impact for the trade tariffs that have been imposed or announced by the U.S. government as well as the offsetting mitigations the Company is undertaking as a result. With respect to our Adjusted EBITDA outlook for full year for our anticipated Adjusted EBITDA and our adjusted free cash flow-unrestricted, we do not provide a reconciliation of the respective GAAP measures because we are not able to predict with reasonable certainty the reconciling items that may affect GAAP net income from continuing operations and GAAP cash flow provided by (used in) from operating activities without unreasonable effort. The reconciling items are primarily the future impact of special tax items, capital structure transactions, restructuring, pension mark-to-market transactions, acquisitions or divestitures, or other events. These reconciling items are uncertain, depend on various factors and could significantly impact, either individually or in the aggregate, the GAAP measures. The Company also believes such reconciliations would imply a degree of precision that would be confusing or misleading to investors.

4NYSE :VYX FORWARD-LOOKING STATEMENTS. This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”). Statements can generally be identified as forward-looking because they include words such as “expect,” “target,” “anticipate,” “outlook,” “guidance,” “intend,” “plan,” “confident,” “believe,” “will,” “should,” “would,” “potential,” “positioning,” “proposed,” “planned,” “objective,” “likely,” “could,” “may,” or words of similar meaning. NCR Voyix Corporation (“NCR Voyix” or the “Company”) intends for these forward-looking statements to be covered by the safe harbor provisions for forward- looking statements contained in the Act. Statements that describe or relate to the Company’s plans, targets, goals, intentions, strategies, prospects, or financial outlook, including modeling considerations, and statements that do not relate to historical or current fact, are examples of forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements regarding: our expectations regarding our fiscal 2025 performance outlook, our capital allocation plans and priorities, the impact of tariffs and changes in global trade and the Company's ability to mitigate any such impact, and our expectations regarding other strategic initiatives and our growth strategies. Forward-looking statements are subject to assumptions, risks and uncertainties that may cause actual results to differ materially from those contemplated by such forward-looking statements. The factors that could cause the Company’s actual results to differ materially include, among others, the following: our ability to successfully execute our growth strategy; our ability to successfully develop new solutions that achieve market acceptance and keep pace with technological developments; our ability to maintain a consistently high level of customer service; our ability to achieve some or all of the expected benefits of our cost reduction initiatives; the success of our strategic relationships with third parties and our ability to integrate with third-party applications and software; the failure of our acquisitions, divestitures and other strategic transactions or future acquisitions to produce anticipated results; our ability to realize the anticipated cost savings or other benefits related to the Hardware Business Transition on a timely basis or at all; our ability to perform under our agreements with NCR Atleos; potential indemnification obligations to NCR Atleos or a refusal of NCR Atleos to indemnify us pursuant to agreements executed in the spin-off; our ability to protect our systems and data from cybersecurity threats or other technological risks; risks related to tariffs, sanctions and trade barriers, and the related impact on macroeconomic conditions; the availability or applicability of tariff and duty exemptions to our products; risks related to evolving global laws and regulations relating to data privacy, data protection and information security; our ability to protect our intellectual property; extensive competition in our markets; disruptions in our data center hosting and public cloud facilities; risks related to defects, errors, installation difficulties or development delays; the failure of our artificial intelligence capabilities to operate as anticipated; changes in U.S. or foreign trade policies; our ability to maintain and update our information technology systems; our ability to retain key employees, or to recruit, develop and retain qualified employees; the inability of third party suppliers to fulfill our needs; risks related to our level or indebtedness; our ability to continue to access or renew financing sources and obtain capital; our failure to maintain effective internal control over financial reporting; and other factors identified in “Risk Factors” in the Company’s filings with the U.S. Securities and Exchange Commission, which are available at https://www.sec.gov. You should consider these factors carefully in evaluating forward-looking statements and are cautioned not to place undue reliance on such statements. The Company assumes no obligation to update any forward-looking statements, which speak only as of the date of this presentation. Notes to Investors

5NYSE :VYX Q2 2025 Results $ in Millions except EPS +16% platform sites +3% payment sites +5% ARR Diluted EPS $(0.02) $0.19 Diluted EPS Non-GAAP Diluted EPS 250+ new customers Revenue $241 $241 $260 $258 $221 $167 Software Services Hardware 2Q24 2Q25 Adjusted EBITDA (Margin %) $79 $95 2Q24 2Q25 Recurring vs. Non-Recurring Revenue $406 $422 $316 $244 Recurring Non-Recurring 2Q24 2Q25 14.3% 10.9% +4% Recurring +20% Adj. EBITDA

6NYSE :VYX Q2 2025 - Restaurants Revenue $85 $89 $70 $69 $46 $47 Software Services Hardware 2Q24 2Q25 Adjusted EBITDA (Margin %) $62 $68 2Q24 2Q25 Recurring vs. Non- Recurring Revenue $138 $143 $63 $62 Recurring Non-Recurring 2Q24 2Q25 33.2%30.8% +4% platform sites +1% payment sites +3% ARR 200+ new customers $ in Millions +4% Recurring

7NYSE :VYX Q2 2025 - Retail Revenue $156 $148 $187 $186 $174 $120 Software Services Hardware 2Q24 2Q25 Recurring vs. Non- Recurring Revenue $263 $277 $254 $177 Recurring Non-Recurring 2Q24 2Q25 #DIV/ 0!22.1% Adjusted EBITDA (Margin %) $87 $81 2Q24 2Q25 17.8%16.8% $ in Millions +25% platform sites +13% payment sites +6% ARR 45+ new customers +5% Recurring

8NYSE :VYX Cash and Debt Information For a definition of non-GAAP metrics and a reconciliation of GAAP to non-GAAP financial metrics, see Appendix. 1 Amount reflects the midpoint of the 2025 Adjusted EBITDA outlook range, as shown on slide 9. 2 Adjusted Net Leverage is calculated as net debt divided by the midpoint of the Company's 2025 Adjusted EBITDA guidance of $433 million. 3 Capital expenditures for 2Q25 and 1H25 include accelerated product investments of $5 million and $6 million, respectively. Debt Term Structure $650 $403 $52 Debt Maturity 2028 2029 2030 $— $250 $500 $750 Weighted Avg Rate: 5.06% Fixed Rate Debt: 100% Avg Maturity: 3.6 years Leverage and Cash Flow 06/30/2025 Total Debt $1,105 Cash and cash equivalents (276) Net Debt $829 2025 Adj. EBITDA Outlook1 $433 Adjusted Net Leverage Ratio2 1.9x 2Q25 Cash Flows Provided By (Used In) Operations (GAAP) $(242) 2Q25 Adjusted Free Cash Flow - Unrestricted (non-GAAP) $13 2Q25 Adjusted Free Cash Flow - Unrestricted Before Restructuring Costs (non-GAAP) $37 Capital Expenditures3 • $42M of capital expenditures in 2Q25 • $81M of capital expenditures in 1H25 $ in Millions

9NYSE :VYX $ in millions FY 2025 Guidance Total Revenue $2,575 - $2,650 Software and Services Revenue $1,995 - $2,020 Hardware Revenue $580 - $630 Adjusted EBITDA $420 - $445 Non-GAAP Diluted EPS2 $0.75 - $0.80 Adjusted Free Cash Flow-unrestricted3 $170 - $190 FY 2025 Performance Outlook1 With respect to our outlook for full year 2025 for our Adjusted EBITDA and Adjusted Free Cash Flow-Unrestricted, we do not provide a reconciliation of the GAAP measure because we are not able to predict with reasonable certainty the reconciling items that may affect the GAAP net income from continuing operations and GAAP cash flow provided by (used in) operating activities without unreasonable effort. The reconciling items are primarily the future impact of special tax items, capital structure transactions, restructuring, pension mark-to-market transactions, acquisitions or divestitures, or other events. These reconciling items are uncertain, depend on various factors and could significantly impact, either individually or in the aggregate, the GAAP measures. The Company also believes such reconciliations would imply a degree of precision that could be confusing or misleading to investors. 1 The Company’s 2025 outlook assumes gross hardware recognition for the full-year 2025. At this time, the Company's outlook considers the current estimated impact for the trade tariffs that have been imposed or announced by the U.S. government as well as the offsetting mitigations the Company is undertaking as a result. 2 Non-GAAP Diluted EPS assumes an effective tax rate of 22% and full-year average diluted shares of 157 million inclusive of as-if converted preferred shares and dilutive options and RSU awards. 3 Adjusted Free Cash Flow-unrestricted excludes restructuring, transformation and strategic initiatives cash expenditures, environmental net cash, cash outflow related to accelerated capex projects, and $284 million of cash taxes related to the sale of Digital Banking.

10N Y S E : V Y X Appendix

11NYSE :VYX Revenue $492 $469 $524 $509 $416 $305 Software Services Hardware YTD Q2 2024 YTD Q2 2025 YTD 2025 Results $ in Millions except EPS Diluted EPS $(0.19) Diluted EPS Non-GAAP Diluted EPS Adjusted EBITDA (Margin %) $142 $170 YTD Q2 2024 YTD Q2 2025 Recurring vs. Non-Recurring Revenue $806 $829 $626 $454 Recurring Non-Recurring YTD Q2 2024 YTD Q2 2025 9.9% 13.3% +3% Recurring +20% Adj. EBITDA +16% platform sites +3% payment sites +5% ARR ~500 new customers $0.27

12NYSE :VYX YTD 2025 - Restaurants Revenue $175 $175 $136 $133 $92 $88 Software Services Hardware YTD Q2 2024 YTD Q2 2025 Adjusted EBITDA (Margin %) $117 $127 YTD Q2 2024 YTD Q2 2025 Recurring vs. Non- Recurring Revenue $277 $281 $126 $115 Recurring Non-Recurring YTD Q2 2024 YTD Q2 2025 32.1%29.0% +4% platform sites +1% payment sites +3% ARR ~400 new customers $ in Millions

13NYSE :VYX YTD 2025 - Retail Revenue $310 $287 $375 $371 $323 $216 Software Services Hardware YTD Q2 2024 YTD Q2 2025 Recurring vs. Non- Recurring Revenue $519 $542 $489 $332 Recurring Non-Recurring YTD Q2 2024 YTD Q2 2025 Adjusted EBITDA (Margin %) $173 $146 YTD Q2 2024 YTD Q2 2025 16.7% 17.2% $ in Millions +25% platform sites +13% payment sites +6% ARR 80 new customers

14NYSE :VYX While NCR Voyix reports its results in accordance with generally accepted accounting principles (GAAP) in the United States, comments made during this conference call and in these materials will include non-GAAP measures. These measures are included to provide additional useful information regarding NCR Voyix’s financial results and are not a substitute for their comparable GAAP measures. Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA) NCR Voyix determines Adjusted EBITDA for a given period based on its GAAP net income from continuing operations attributable to NCR Voyix plus interest expense, net; plus income tax expense (benefit); plus depreciation and amortization (excluding acquisition-related amortization of intangibles); plus stock-based compensation expense; plus pension mark-to-market adjustments and other special items, including amortization of acquisition-related intangibles, acquisition- related costs, loss (gain) on disposal of businesses, separation-related costs, cyber ransomware incident recovery costs (net of insurance recoveries), fraudulent ACH disbursements costs net of recoveries, foreign currency devaluation, transformation and restructuring charges (which includes integration, severance and other exit and disposal costs), and strategic initiative costs, among others. Separation-related costs include costs incurred as a result of the spin-off. The historical financial information and any forecasted financial information included in this presentation were determined based on the Retail and Restaurants segment results including an estimate of corporate costs, perimeter adjustments as well as the impact from commercial agreements between NCR Voyix and NCR Atleos. The actual historical results may differ from the periods presented based on the GAAP requirements for reporting discontinued operations. NCR Voyix uses Adjusted EBITDA to evaluate and measure the ongoing performance of its business segments. NCR Voyix also uses Adjusted EBITDA to manage and determine the effectiveness of its business managers and as a basis for incentive compensation. NCR Voyix believes that Adjusted EBITDA provides useful information to investors because it is an indicator of the strength and performance of the Company’s ongoing business operations, including its ability to fund discretionary spending such as capital expenditures, strategic acquisitions, and other investments, and excludes certain items whose fluctuation from period to period do not necessarily correspond to changes in the operations of our business segments. In addition, we believe Adjusted EBITDA is useful to investors because it and similar measures are commonly used by industry analysts, investors, and lenders to assess the financial performance of companies in our industry. Adjusted EBITDA margin is calculated based on Adjusted EBITDA as a percentage of total revenue. Non-GAAP Measures

15NYSE :VYX Adjusted Free Cash Flow-Unrestricted: NCR Voyix management uses the non-GAAP measure called “adjusted free cash flow-unrestricted” to assess the financial performance of the Company. We define adjusted free cash flow-unrestricted as net cash provided by (used in) operating activities less capital expenditures for property, plant and equipment, less additions to capitalized software, plus/minus collections of previously sold trade receivables purchased from third parties, restricted cash settlement activity, cash activity related to acceleration projects, cash taxes paid for the Digital Banking Sale, cash activity related to environmental discontinued operations plus acquisition-related items, and plus pension contributions and settlements. We believe adjusted free cash flow- unrestricted provides useful information to investors because it relates the operating cash flows from the Company’s continuing and discontinued operations to the capital that is spent to continue and improve business operations. In particular, adjusted free cash flow-unrestricted indicates the amount of cash available after capital expenditures for, among other things, investments in the Company’s existing businesses, strategic acquisitions, and repayment of debt obligations. Free cash flow does not represent the residual cash flow available for discretionary expenditures, since there may be other non-discretionary expenditures that are not deducted from the measure. Adjusted free cash flow-unrestricted does not have uniform definitions under GAAP, and therefore the Company’s definitions may differ from other companies’ definitions of these measures. Net Debt and Adjusted Net Leverage Ratio: NCR Voyix management uses non-GAAP measures called "net debt" and "adjusted net leverage ratio" to assess the financial performance of the Company. We define net debt as total debt minus cash and cash equivalents. NCR Voyix's management considers net debt to be an important measure of liquidity and an indicator of our ability to meet ongoing obligations. Adjusted net leverage ratio is calculated as net debt divided by the 2025 Adjusted EBITDA outlook. NCR Voyix's management considers adjusted net leverage ratio to be an important indicator of the Company’s indebtedness in relation to its operating performance. The Company’s definition of net debt and net leverage ratio may differ from other companies’ definitions of each measure, and each measure should not be considered a substitute for, or superior to, comparable GAAP metrics. Non-GAAP Diluted EPS The Company determines Non-GAAP Diluted EPS by excluding, as applicable, pension mark-to-market adjustments, pension settlements, pension curtailments and pension special termination benefits, as well as other special items, including amortization of acquisition related intangibles, stock-based compensation expense, separation-related costs, cyber ransomware incident recovery costs, fraudulent ACH disbursements costs, strategic initiative costs, foreign currency devaluation costs, gains or losses related to the disposal of businesses, and transformation and restructuring activities, from the Company’s GAAP earnings per share. Due to the non-operational nature of these pension and other special items, the Company’s management uses these non-GAAP measures to evaluate year-over-year operating performance. The Company believes this measure is useful for investors because it provides a more complete understanding of the Company’s underlying operational performance, as well as consistency and comparability with the Company’s past reports of financial results. Non-GAAP Measures

16NYSE :VYX NON-GAAP RECONCILIATIONS: The Company’s definitions and calculations of these non-GAAP measures may differ from similarly-titled measures reported by other companies and cannot, therefore, be compared with similarly-titled measures of other companies. These non-GAAP measures should not be considered as substitutes for, or superior to, results determined in accordance with GAAP. With respect to our 2025 performance outlook for Adjusted EBITDA, Non-GAAP diluted EPS and Adjusted Free Cash Flow-unrestricted, we are not providing a reconciliation to GAAP net income or Cash flows from Operating Activities because we are not able to predict with reasonable certainty the reconciling items that may affect the GAAP net income from continuing operations or Cash flows from Operating Activities without unreasonable effort. For additional information, refer to Slide 3. USE OF CERTAIN TERMS. As used in these materials: The term “recurring revenue” includes all revenue streams from contracts where there is a predictable revenue pattern that will occur at regular intervals with a relatively high degree of certainty. This includes hardware and software maintenance revenue, cloud revenue, payment processing revenue, and certain professional services arrangements, as well as term-based software license arrangements that include customer termination rights. The Company believes this metric may be useful to investors in evaluating the achievement of strategic goals related to the conversion of the Retail and Restaurant businesses to recurring revenue streams over time. The term “annual recurring revenue” or “ARR” is recurring revenue, excluding software licenses (SWL) sold as a subscription, for the last three months times four. In addition, plus the rolling four quarters of term-based SWL arrangements that include customer termination rights. The term "Software ARR" includes recurring software license revenue, software maintenance revenue, SaaS revenue, standalone hosted contract revenue, professional services recurring revenue and payments revenue. The term “Software & Services Revenue” includes all software, services and payments revenue and excludes hardware revenue. The term “platform sites” includes all sites for which we bill for use of our Commerce platform. The term “payment sites” includes all sites which utilizes NCR Voyix’s payment processing capabilities. Non-GAAP Measures

17NYSE :VYX Reconciliation of GAAP to Non-GAAP Financials Normalized Software & Services Revenue: Normalized for comparisons for commercial agreements $ in millions Q2 2025 Q2 2024 YTD Q2 2025 YTD Q2 2024 Reported Revenue $666 $722 $1,283 $1,432 $ in millions Q2 2025 Q2 2024 YTD Q2 2025 YTD Q2 2024 Reported Software & Services Revenue $499 $501 $978 $1,016 Less: Commercial agreements with NCR Atleos — 2 — 10 Normalized Software & services revenue, excluding commercial agreements $499 $499 $978 $1,006 $ in millions Q2 2025 Q2 2024 YTD Q2 2025 YTD Q2 2024 Reported Services Revenue $258 $260 $509 $524 Less: Commercial agreements with NCR Atleos — 2 — 9 Normalized Services revenue, excluding commercial agreements $258 $258 $509 $515

18NYSE :VYX Reconciliation of GAAP to Non-GAAP Financials $ in millions Q2 2025 Q2 2024 YTD Q2 2025 YTD Q2 2024 Net Income (Loss) from Continuing Operations Attributable to NCR Voyix (GAAP) $ 1 $ (90) $ (19) $ (161) Depreciation and amortization (excluding acquisition-related amortization of intangibles) 51 52 101 100 Acquisition-related amortization of intangibles 6 8 12 15 Interest expense 14 41 29 80 Interest income (1) (1) (7) (3) Income tax expense (benefit) (4) 10 (11) 5 Stock-based compensation expense 9 12 18 23 Transformation and restructuring costs 16 50 37 74 Separation costs — 3 — 8 Loss (gain) on disposal of businesses — (7) — (14) Foreign currency devaluation — — — 15 Fraudulent ACH disbursements — (1) — (2) Cyber ransomware incident recovery costs — (4) — (4) Strategic initiatives 3 6 10 6 Adjusted EBITDA (Non-GAAP) $ 95 $ 79 $ 170 $ 142 Adjusted EBITDA

19NYSE :VYX Reconciliation of GAAP to Non-GAAP Financials Adjusted Free Cash Flow-Unrestricted $ in millions Q2 2025 YTD Q2 2025 Net cash provided by (used in) operating activities (GAAP) $ (242) $ (284) Expenditures for property, plant and equipment (7) (15) Additions to capitalized software (35) (66) Restricted cash settlement activity 2 3 Acceleration projects 5 7 Cash taxes paid for the Digital Banking sale 284 284 Pension contributions — 14 Collections on purchased trade receivables 2 6 Cash activity related to environmental discontinued operations 4 11 Adjusted free cash flow-unrestricted (non-GAAP) $ 13 $ (40) Restructuring costs 24 57 Adjusted free cash flow-unrestricted before restructuring costs (non-GAAP) $ 37 $ 17

Reconciliation of GAAP to Non-GAAP Financials

$ in millions (except EPS)		Q2 2025	Q2 2025 Non-GAAP[2]	Q2 2024	Q2 2024 Non-GAAP[2]
Income (loss) from continuing operations attributable to NCR Voyix common stockholders					
Income (loss) from continuing operations (attributable to NCR Voyix)	$	1 $	29 $	(90) $	(32)
Dividends on convertible preferred shares		(4)	—	(4)	—
Income (loss) from continuing operations attributable to NCR Voyix common stockholders	**$**	**(3) $**	**29 $**	**(94) $**	**(32)**
Weighted average outstanding shares:					
Weighted average diluted shares outstanding		137.9	139.2	145.0	147.2
Weighted as-if converted preferred shares		—	15.9	—	15.9
Total shares used in diluted earnings per share		**137.9**	**155.1**	**145.0**	**163.1**
Diluted earnings per share from continuing operations[(1)]	**$**	**(0.02) $**	**0.19 $**	**(0.65) $**	**(0.20)**

1 GAAP EPS is determined using the most dilutive measure, either including the impact of the dividends or deemed dividends on NCR Voyix's Series A Convertible Preferred Shares in the calculation of net income or loss available to common stockholders or including the impact of the conversion of such preferred stock into common stock in the calculation of the weighted average diluted shares outstanding. Non-GAAP diluted EPS is always determined using the as-if converted preferred shares and shares that would be issued for stock compensation awards. Therefore, GAAP diluted EPS and non-GAAP diluted EPS may be calculated using different methods, and may not mathematically reconcile.
2 Refer to slide 22 for a reconciliation of Non-GAAP Income (loss) from continuing operations (attributable to NCR Voyix).

NYSE:VYX 20

Reconciliation of GAAP to Non-GAAP Financials

$ in millions (except EPS)		Q2 2025 YTD	Q2 2025 YTD Non-GAAP[2]	Q2 2024 YTD	Q2 2024 YTD Non-GAAP[2]
Income (loss) from continuing operations attributable to NCR Voyix common stockholders					
Income (loss) from continuing operations (attributable to NCR Voyix)	$	(19)	$ 43	$ (161)	$ (56)
Dividends on convertible preferred shares		(8)	—	(8)	—
Income (loss) from continuing operations attributable to NCR Voyix common stockholders	**$**	**(27)**	**$ 43**	**$ (169)**	**$ (56)**
Weighted average outstanding shares:					
Weighted average diluted shares outstanding		138.9	140.8	144.3	147.1
Weighted as-if converted preferred shares		—	15.9	—	15.9
Total shares used in diluted earnings per share		**138.9**	**156.7**	**144.3**	**163.0**
Diluted earnings per share from continuing operations[(1)]	**$**	**(0.19)**	**$ 0.27**	**$ (1.17)**	**$ (0.34)**

1 GAAP EPS is determined using the most dilutive measure, either including the impact of the dividends or deemed dividends on NCR Voyix's Series A Convertible Preferred Shares in the calculation of net income or loss available to common stockholders or including the impact of the conversion of such preferred stock into common stock in the calculation of the weighted average diluted shares outstanding. Non-GAAP diluted EPS is always determined using the as-if converted preferred shares and shares that would be issued for stock compensation awards. Therefore, GAAP diluted EPS and non-GAAP diluted EPS may be calculated using different methods, and may not mathematically reconcile.
2 Refer to slide 22 for a reconciliation of Non-GAAP Income (loss) from continuing operations (attributable to NCR Voyix).

NYSE:VYX 21

22NYSE :VYX Reconciliation of GAAP to Non-GAAP Financials Income (loss) from continuing operations (attributable to NCR Voyix) $ in millions Q2 2025 Q2 2024 YTD Q2 2025 YTD Q2 2024 Income (loss) from continuing operations (attributable to NCR Voyix) $ 1 $ (90) $ (19) $ (161) Transformation and restructuring costs 12 42 25 62 Fraudulent ACH disbursements — (1) — (2) Loss (gain) on disposal of businesses — (6) — (12) Strategic initiatives 3 5 8 5 Stock-based compensation expense 8 12 19 23 Acquisition-related amortization of intangibles 5 6 10 12 Separation costs — 3 — 7 Cyber ransomware incident recovery costs — (3) — (3) Foreign currency devaluation — — — 13 Non-GAAP Income (loss) from continuing operations (attributable to NCR Voyix) $ 29 $ (32) $ 43 $ (56)

23NYSE :VYX Reconciliation of GAAP to Non-GAAP Financials Net Debt and Adjusted Net Leverage Ratio $ in millions June 30, 2025 Total Debt $ 1,105 Cash and cash equivalents 276 Net Debt $ 829 2025 Adj. EBITDA Outlook $433 Adjusted Net Leverage Ratio 1.9x